Exhibit 99.1




FOR IMMEDIATE RELEASE
CONTACTS:
JAMES J. GROBERG AND RON KOCHMAN
VOLT INFORMATION SCIENCES, INC.
(212) 704-2400
VOLTINVEST@VOLT.COM



                       VOLT INFORMATION SCIENCES ANNOUNCES
                             SECOND QUARTER RESULTS


New York, NY, June 12, 2003 -- Volt Information Sciences, Inc. (NYSE: VOL) today reported financial results for the Company's second quarter and six months ended May 4, 2003.

Volt will conduct a conference call webcast at 11:00 A.M. (EDT) today to discuss second quarter results. The conference call dial-in number is 1-888-730-9134, passcode: Second Quarter. The conference call will be broadcast live over the Internet and can be accessed for the next 30 days at htpp://www.volt.com/investor/press_release.cfm.


SECOND QUARTER - FISCAL 2003 RESULTS
------------------------------------

For the second quarter of fiscal 2003, ended May 4, 2003, the Company reported a net loss of $0.4 million, or $0.03 per share, compared to a net loss of $4.4 million, or $0.29 per share, in the fiscal 2002 second quarter. Net sales increased by 11% to $403.4 million, compared to $362.3 million in last year's comparable quarter.

The results of the 2002 second quarter included a non-recurring charge of $2.1 million ($1.3 million, net of taxes, or $0.08 per share), for the early payment of debt in the amount of a "make whole" premium paid on March 5, 2002 with the prepayment of the Company's remaining outstanding 7.92% $30 million Senior Notes. The Senior Notes otherwise would have been due in equal annual installments over the next two and one-half years. Excluding this charge, the net loss for the second quarter of fiscal 2002 was $3.1 million, or $0.21 per share.

SIX MONTHS - FISCAL 2003 RESULTS
--------------------------------

For the first six-months of fiscal 2003, the Company reported a net loss of $4.2 million, or $0.28 per share, on net sales of $755.9 million, compared to a net loss of $38.8 million, or $2.55 per share, on net sales of $696.4 million last year, including non-recurring and other items that impacted fiscal 2002 results.

Non-recurring items in the first six months of fiscal 2002 results included the following:

o The non-recurring charge of $2.1 million ($1.3 million net of taxes or $0.08 per share), for the early payment of debt;
o A net gain of $4.3 million, or $0.28 per share, including a tax benefit of $1.7 million, from discontinued operations resulting from the Company's sale of its 59% interest in Autologic Information International, Inc. that comprised the Company's Electronic Publication and Typesetting segment. The gain was comprised of a $4.5 million gain on the sale, partially offset by a $0.2 million loss on operations through the date of its sale in the first six months of fiscal 2002; and
o A non-cash charge of $31.9 million, or $2.10 per share, for goodwill impairment as of November 5, 2001, presented as a Cumulative Effect of a Change in Accounting.




                                 (Page 1 of 7)

Mr. William Shaw, Chairman and President of Volt, stated "We are encouraged by the 90% comparable quarter reduction in the loss from continuing operations considering the difficult business environment in which we are operating. Three of our four segments continue to show significant improvement over the preceding year's quarter as previously implemented company wide cost control programs continue to positively impact our financial results. While we have not yet seen signs of increased research and development spending, increased production, or increased employment by our major customers, we believe that our current infrastructure will allow us to resume significant growth in revenue and profitability in our staffing and telecommunications services businesses when economic conditions improve."

STAFFING SERVICES

Although revenues increased 13% over the comparable 2002 quarter, lower gross margins on traditional staffing caused by higher tax and workers' compensation rates which could not be passed on to customers and strong competitive pressures during this economically flat period, resulted in a decline in operating profit of 11%. The VMC consulting division once again showed strong growth, with operating profit increasing by 47% over the 2002 second quarter and 45% over the first quarter of 2003. However, traditional staffing operations, for both information technology and commercial and industrial, continue to be negatively affected by layoffs and a weak job market.

COMPUTER SYSTEMS

This segment continued its strong performance with an operating profit of $3.2 million for the quarter, a 72% increase over last year's second quarter and a 33% increase over the 2003 first quarter. There was also an increase in revenue over the two respective quarters. These results reflect the acceptance of a system infrastructure by a major customer to support the wireless operator service requirements of its affiliated wireless company, as well as strong results from the segment's European subsidiary. ASP transactions increased by 5% over first quarter and are expected to continue increasing as the segment's wireless directory service is deployed to a new customer.

TELEPHONE DIRECTORY

A profitable quarter for DataNational, the segment's publisher of community directories, was primarily responsible for an operating profit of $0.7 million for the segment, compared to a loss of $0.5 million for the segment in the second quarter of 2002. A reduction in bad debt expense resulting from a more stringent credit policy as well as an increase in gross margins generated profitability in a quarter that usually generates losses.

TELECOMMUNICATIONS SERVICES

Telecommunications Services reported a second quarter operating loss of $0.9 million compared to a loss of $5.1 million as the Construction & Engineering division of this segment reduced its operating loss compared to last fiscal year's second quarter by $3.1 million. Revenue for the quarter was $29.6 million, an 8% increase from last year's second quarter while overhead declined 18% to $9.3 million, representing 31.5% of sales compared to 41.2% the previous year.

GENERAL AND ADMINISTRATIVE EXPENSES

General corporate expenses increased over the prior year's six-month and second quarter periods, primarily due to costs to meet disaster recovery requirements of redundancy and business continuity for our corporate systems and communications network.



                                 (Page 2 of 7)

LIQUIDITY

Cash and cash equivalents, excluding restricted cash held in escrow for ProcureStaff and Viewtech clients, decreased to $25.7 million at May 4, 2003 from $32.2 million at November 3, 2002 resulting from increased working capital requirements. To date, the Company has not borrowed under its $40.0 million secured revolving credit facility, which is scheduled to expire in April 2004. At May 4, 2003, the borrowing base for the facility was $34.6 million. At May 4, 2003, the Company had sold a continuing participation interest in accounts receivable of $60.0 million (increased to $70.0 million subsequent to the end of the quarter) under its securitization program, which is scheduled to expire in April 2005, and currently has the ability to finance up to an additional $30.0 million of accounts receivable.

Volt Information Sciences, Inc. is a leading national provider of Staffing Services and Telecommunications and Information Solutions with a Fortune 100 customer base. Operating through a network of over 300 Volt Services Group branch offices, the Staffing Services segment fulfills IT and other technical, commercial and industrial placement requirements of its customers, on both a temporary and permanent basis. The Telecommunications and Information Solutions businesses, which includes the Telecommunications Services, Computer Systems and Telephone Directory segments, provide complete telephone directory production and directory publishing; a full spectrum of telecommunications construction, installation and engineering services; and advanced information and operator services systems for telephone companies. For additional information, please visit the Volt's web site at http://www.volt.com.

This press release contains forward-looking statements which are subject to a number of known and unknown risks, including general economic, competitive and other business conditions, the degree and timing of customer utilization and the rate of renewals of contracts with the Company, that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Company reports filed with the Securities and Exchange Commission. Copies of the Company's latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission and the New York Stock Exchange, are available without charge upon request to Volt Information Sciences, Inc., 560 Lexington Avenue, New York, New York 10022, 212-704-2400, Attention: Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC's website at http://www.sec.gov and at the Company's website at http://www.volt.com in the Investor Information section.


                                 (TABLES FOLLOW)



                                 (Page 3 of 7)

                         VOLT INFORMATION SCIENCES, INC.
                                AND SUBSIDIARIES
                              SUMMARY OF OPERATIONS
                                   (UNAUDITED)



                                                                    SECOND QUARTER ENDED                  SIX MONTHS ENDED
                                                                 May 4,           May 5,              May 4,           May 5,
                                                                   2003            2002 (1)             2003           2002 (1)
                                                                 ------           ---------         --------           --------

                                                                                (Dollars in thousands, except per share data)

Net sales                                                    $    403,406      $    362,274      $    755,941      $    696,370
                                                             ============      ============      ============      ============

Loss from continuing operations before income taxes          ($       628)     ($     7,034)     ($     6,720)     ($    18,149)
Income tax benefit                                                    196             2,623             2,485             7,015
                                                             ------------      ------------      ------------      ------------
Loss from continuing operations                                      (432)           (4,411)           (4,235)          (11,134)

Discontinued operations-Note A                                                                                            4,310

Cumulative effect of a change in accounting-Note B:
   Goodwill impairment                                                 --                --                --           (31,927)
                                                             ------------      ------------      ------------      ------------

Net loss                                                     ($       432)     ($     4,411)     ($     4,235)     ($    38,751)
                                                             ============      ============      ============      ============


                                                                                        PER SHARE DATA

Basic and Diluted:

   Loss from continuing operations per share                 ($      0.03)     ($      0.29)     ($      0.28)     ($      0.73)
   Gain from discontinued operations per share                                                                             0.28
   Cumulative effect of a change in accounting per share               --                --                --             (2.10)
                                                             ------------      ------------      ------------      ------------
   Net loss per share                                        ($      0.03)     ($      0.29)     ($      0.28)     ($      2.55)
                                                             ============      ============      ============      ============

Weighted average number of shares outstanding                  15,217,415        15,215,888        15,217,415        15,215,777
                                                             ============      ============      ============      ============


(1) Pursuant to the Company's adoption of SFAS No. 145, results for the six and three months ended May 5, 2002 have been restated to give effect to the reclassification of a charge of $2.1 million ($1.3 million, net of taxes) arising from the March 2002 early payment of the Company's 7.92% $30 million Senior Notes to Other Expense, previously presented as an extraordinary item.

     As previously announced, the Company has changed the method of reporting the revenues of its Professional Employee Organization ("PEO") subsidiary from gross billing to a net revenue basis. Accordingly, reported PEO revenues and related cost of sales for the six and three months ended May 5, 2002 have been reduced and restated by $9.8 million and $5.2 million, respectively, with no effect on operating profit or the net results of the Company.



                                 (Page 4 of 7)

                         VOLT INFORMATION SCIENCES, INC.
                                AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEET DATA


                                                                                     May 4,    November 3,
                                                                                       2003           2002
                                                                                -----------    ----------
                                                                                (Unaudited)
ASSETS                                                                                 (In thousands)
CURRENT ASSETS
  Cash and cash equivalents, including restricted
      cash of $21,399 (2003) and $11,458 (2002)--Note C                          $ 47,124        $ 43,620
  Short-term investments                                                            3,758           3,754
  Trade receivables, net--Note D                                                  299,616         300,670
  Inventories                                                                      33,800          29,690
  Recoverable income taxes                                                         10,155           6,552
  Deferred income taxes                                                             8,310           8,343
  Prepaid expenses and other assets                                                18,187          15,212
                                                                                 --------        --------
TOTAL CURRENT ASSETS                                                              420,950         407,841

Property, plant and equipment, net                                                 87,026          89,294
Deposits and other assets                                                           2,861           3,380
Intangible assets-net--Note B                                                       9,014           9,075
                                                                                 --------        --------
TOTAL ASSETS                                                                     $519,851        $509,590
                                                                                 ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable to banks                                                         $  4,148        $  2,424
  Current portion of long-term debt                                                   356           1,524
  Accounts payable                                                                156,378         154,054
  Accrued wages and commissions                                                    39,121          39,529
  Accrued taxes other than income taxes                                            14,938          18,525
  Other accruals                                                                   11,973           8,276
  Customer advances and other liabilities                                          31,137          19,009
                                                                                 --------        --------
TOTAL CURRENT LIABILITIES                                                         258,051         243,341

Long-term debt                                                                     14,287          14,469
Deferred income taxes                                                              14,602          14,743

Stockholders' Equity                                                              232,911         237,037
                                                                                 --------        --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $519,851        $509,590
                                                                                 ========        ========



                                 (Page 5 of 7)

                VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                   SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT
                                   (UNAUDITED)


                                                                       Three Months Ended                     Six Months Ended
                                                                       ------------------                     ----------------
                                                                      May 4,           May 5,           May 4,            May 5,
                                                                        2003          2002(1)             2003           2002(1)
                                                                 -----------      -----------      -----------      -----------
Net Sales:                                                                                 (Dollars in thousands)
----------
Staffing Services--Note C
   Traditional Staffing                                          $   317,625      $   282,507      $   599,211      $   543,007
   Managed Services                                                  264,918          154,469          500,853          273,921
                                                                 -----------      -----------      -----------      -----------
   Total Gross Sales                                                 582,543          436,976        1,100,064          816,928
   Less: Non-Recourse Managed Services                              (242,984)        (137,662)        (464,029)        (244,428)
                                                                 -----------      -----------      -----------      -----------
Net Staffing Services                                                339,559          299,314          636,035          572,500
Telephone Directory                                                   14,953           20,479           27,424           31,103
Telecommunications Services                                           29,633           27,533           55,490           60,603
Computer Systems                                                      21,697           18,168           42,071           39,685
Elimination of inter-segment sales                                    (2,436)          (3,220)          (5,079)          (7,521)
                                                                 -----------      -----------      -----------      -----------

Total Net Sales                                                  $   403,406      $   362,274      $   755,941      $   696,370
                                                                 ===========      ===========      ===========      ===========

Income (Loss) from Continuing Operations Before Income Taxes

Staffing Services                                                $     4,880      $     5,473      $     3,534      $     3,145
Telephone Directory                                                      658             (510)             456             (876)
Telecommunications Services                                             (890)          (5,068)          (1,053)          (8,034)
Computer Systems                                                       3,182            1,854            5,574            3,965
                                                                 -----------      -----------      -----------      -----------
Total Segment Operating Profit (Loss)                                  7,830            1,749            8,511           (1,800)

General corporate expenses                                            (7,111)          (5,847)         (12,952)         (11,457)
                                                                 -----------      -----------      -----------      -----------
Total Operating Profit (Loss)                                            719           (4,098)          (4,441)         (13,257)

Interest income and other expense                                       (617)          (1,670)            (991)          (1,790)
Foreign exchange loss-net                                               (175)             (48)             (90)             (61)
Interest expense                                                        (555)          (1,218)          (1,198)          (3,041)
                                                                 -----------      -----------      -----------      -----------

Loss from Continuing Operations Before Income Taxes              ($      628)     ($    7,034)     ($    6,720)     ($   18,149)
                                                                 ===========      ===========      ===========      ===========



(1) Pursuant to the Company's adoption of SFAS No. 145, results for the six and three months ended May 5, 2002 have been restated to give effect to the reclassification of a charge of $2.1 million ($1.3 million, net of taxes) arising from the March 2002 early payment of the Company's 7.92% $30 million Senior Notes to Other Expense, previously presented as an extraordinary item.

            As previously announced, the Company has changed the method of reporting the revenues of its Professional Employee Organization ("PEO") subsidiary from gross billing to a net revenue basis. Accordingly, reported PEO revenues and related cost of sales for the six and three months ended May 5, 2002 have been reduced and restated by $9.8 million and $5.2 million, respectively, with no effect on operating profit or the net results of the Company.



                                 (Page 6 of 7)

Note A - The results of discontinued operations reflect the Company's percentage interest in the loss through November 30, 2001 of, and the Company's gain on the sale on that date of its interest in, its 59% owned publicly-held subsidiary, Autologic Information International, Inc. ("Autologic"), that comprised the Company's Electronic Publication and Typesetting segment. Autologic was acquired by Agfa Corporation through a tender offer for all of Autologic's outstanding shares and a subsequent merger. The Company received $24.2 million for its shares. The gain on the sale of $4.5 million, including a tax benefit of $1.7 million, was reflected in the Company's first quarter of fiscal 2002. The results of Autologic are classified as discontinued operations.

     B - As of November 5, 2001, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." Under the new rules, beginning in fiscal 2002, goodwill and other intangibles with indefinite lives are no longer amortized, but are subject to testing, annually and whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable, using fair value methodology. The results of testing goodwill, upon the adoption of SFAS No. 142, resulted in a non-cash charge to earnings for goodwill impairment of $31.9 million as of the beginning of fiscal 2002, which is presented as a Cumulative Effect of a Change in Accounting. The charge consisted of a write-down of goodwill of $23.9 million in the Staffing Services segment, primarily related to the goodwill of the IT staffing sector in Europe, and $8.0 million related to community directory acquisitions in the Telephone Directory segment and a joint venture.

     C - Under certain contracts with customers, the Company manages the customers' alternative staffing requirements, including transactions between the customer and other staffing vendors ("associate vendors"). When payments to associate vendors are subject to the receipt of the customers' payment to the Company, the arrangements are considered non-recourse against the Company and revenue, other than management fees to the Company, is excluded from sales. Cash restricted to cover such obligations is included in cash and cash equivalents on the Company's balance sheets.

     D - On April 15, 2002, under a new securitization program, the Company, through a 100%-owned consolidated special purpose subsidiary, sold a participation interest of $50.0 million out of an initial pool approximating $162.0 million of receivables to an unaffiliated third party. In August 2002, the participation interest sold was increased to $60.0 million. Accordingly, the trade receivables included on the May 4, 2003 and November 3, 2002 balance sheets have been reduced to reflect the $60.0 million participation interest sold. Subsequent to May 4, 2003, the Company sold an additional $10.0 million participation interest.










                                 (Page 7 of 7)